Exhibit 99.1

CytomX Therapeutics Appoints Charles S. Fuchs, M.D., MPH to

Board of Directors

SOUTH SAN FRANCISCO, Calif., October 24, 2017 (GLOBE NEWSWIRE) – CytomX Therapeutics, Inc. (Nasdaq:CTMX), a biopharmaceutical company developing investigational Probody™ therapeutics for the treatment of cancer, today announced the appointment of Charles S. Fuchs, M.D., MPH., Director of the Yale Cancer Center, to its Board of Directors. Dr. Fuchs is an internationally recognized expert in gastrointestinal cancers, cancer epidemiology and cancer drug development, and conducts research assessing novel therapeutic approaches in oncology.

“Dr. Fuchs’ appointment to the CytomX Board reflects the continued progression of the organization as a clinical stage, oncology-focused company developing novel, high potential medicines for people with cancer,” said Dr. Hoyoung Huh, Chairman of the Board of Directors of CytomX Therapeutics.

Dr. Fuchs is the Richard Sackler and Jonathan Sackler Professor of Medicine, Director of the Yale Cancer Center and Physician-in-Chief of the Smilow Cancer Hospital. He was previously professor of medicine at Harvard Medical School and chief of the gastrointestinal oncology division and the Robert T. and Judith B. Hale Chair in Pancreatic Cancer at Dana-Farber Cancer Institute. Dr. Fuchs received his medical degree from Harvard Medical School in 1986. He completed his medical residency at Brigham and Women’s Hospital, where he also served as chief medical resident, and completed his medical oncology fellowship at Dana-Farber Cancer Institute. In 1994, he received his M.P.H. from Harvard School of Public Health.

“We are delighted to welcome Dr. Fuchs to our Board as we continue to advance our pipeline of Probody therapeutics for the treatment of cancer,” said Sean McCarthy, D.Phil., President and Chief Executive Officer of CytomX Therapeutics. “Throughout his distinguished career, Charlie has consistently been at the forefront of translational oncology research and development, which has led to broad-based impact for patients.  We look forward to drawing on his clinical and strategic insights as we continue to build CytomX towards becoming an integrated oncology company.”

About CytomX Therapeutics

CytomX Therapeutics is a clinical-stage biopharmaceutical company with a deep and differentiated oncology pipeline of investigational Probody™ therapeutics. Probody therapeutics are designed to exploit unique conditions of the tumor microenvironment to more effectively localize antibody binding and activity while limiting activity in healthy tissues. The Company’s pipeline includes proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and first-in-class Probody drug conjugates against highly attractive targets, such as CD166 and CD71, which are considered to be inaccessible to conventional antibody drug conjugates due to their presence on healthy tissue. In addition to its wholly owned programs, CytomX has strategic collaborations with AbbVie, Amgen, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the ability to advance the pipeline. The process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties. Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading “Risk Factors” included in CytomX’ Quarterly Report on Form 10-Q filed with the SEC on August 7, 2017. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

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